Exhibit 10.33

March 13, 2009

PHC, Inc. d/b/a Pioneer Behavioral Health
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC
200 Lake Street, Suite 102
Peabody, MA 01960
Attention:  Bruce A. Shear, President
Telecopy:  (978) 536-2677

Re:           Asset Purchase Agreement dated as of January 12, 2009, as amended (the “Agreement”), by and among Premier Research International, LLC, a Delaware limited liability company (“Premier”), Premier Research Arizona, LLC, a Delaware limited liability company and the wholly-owned subsidiary of Premier (the “Purchaser”), Pivotal Research Centers, Inc., a Delaware corporation (“PRC Inc.”), Pivotal Research Centers, LLC, an Arizona limited liability company (“PRC LLC,” and together with PRC Inc., the “Sellers”), and PHC, Inc., a Massachusetts corporation d/b/a Pioneer Behavioral Health and the parent entity of the Sellers (the “Parent”); Second Amendment of the Agreement

Ladies and Gentlemen:

This letter agreement documents the supplemental agreements to and amendment of the Agreement with respect to the matters set forth herein.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

1.           Earned Time-Off.  Pursuant to Section 5.4 of the Agreement, the parties agree that, except for the “Earned Time Off” costs set forth and more particularly described on Schedule 5.4 to the Agreement, which costs, in the aggregate, will not exceed the total amount set forth on Schedule 5.4 (i.e., $40,213), all employer responsibilities, costs and liabilities, including those under any severance agreements or arrangements, for any employees of the Sellers, including those terminated prior to, on or after the Closing Date shall be and remain the exclusive responsibility, cost and liability of the Sellers.  Subsequent to the date of the Agreement, Parent and the Sellers informed Premier and the Purchaser that the aggregate Earned Time Off amount is $45,154.93, for an aggregate excess amount of $4,941.93 (the “Excess Amount”).  Notwithstanding the foregoing, Premier and Purchaser agree to pay to the Continuing Employees each such Continuing Employee’s portion of the Excess Amount in accordance with the Schedule A attached hereto.

2.           Additional Contracts.  Pursuant to Section 3.10 of the Agreement, Schedule 3.10 is to set forth, among other things, a list of Assumed Contracts.  Subsequent to the date of the Agreement, Parent and Sellers informed Premier and the Purchaser that certain additional Contracts necessary for the conduct of the Business should be included as Assumed Contracts, which  Contracts are set forth on Schedule B attached hereto (the “Additional Assumed Contracts”).  By execution hereof, the parties hereto agree that Schedule 3.10 is hereby amended, without any further action by the parties, to include the Additional Assumed Contracts.

3.           Lease Matters.  Parent and the Sellers have paid the rent due under the Real Property Leases owed for the month of March 2009, in the aggregate amount of $42,786.71 (the “March Rental Amounts”).  Promptly following the Closing, the Purchaser shall repay Parent the March Rental Amounts less the Excess Amount, such that the net amount the Purchasers shall pay to Parent under this letter shall equal $37,844.78.

PHC, Inc.
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC

4.           Insurance.   Pursuant to Section 5.3 of the Agreement, the Purchaser has requested, and the Sellers and Parent have agreed, that the Sellers and Parent shall take all commercially reasonable actions necessary to maintain the benefits (whether direct or indirect) of the insurance policies maintained by or on behalf of the Sellers in favor of the Continuing Employees during the period from February 28, 2009 until the date on which all such Continuing Employees are covered by insurance policies maintained by or on behalf of the Purchaser or Premier (the “Maintenance Period”).  Promptly following the Maintenance Period, Parent shall provide Premier an accounting of any costs incurred by Parent and Sellers associated with maintaining such insurance policies during the Maintenance Period and Premier shall reimburse Parent for such costs.

Except as specifically set forth herein, the terms of the Agreement shall not otherwise be modified, changed or amended, and the Agreement shall otherwise remain in full force and effect in accordance with its terms.  This letter agreement is limited as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement.  This letter agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same agreement.

PHC, Inc.
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC

Please indicate your agreement to the terms of this letter agreement by signing the duplicate copy of this letter agreement where indicated and returning a copy to Bernard Gallagher, Chief Development Officer, via fax at +44(0) 1344458314, with a copy to Carl J. Erhardt, Esq., Morris, Manning & Martin, LLP, via fax at 404-365-9532.

Very truly yours,

“PREMIER”:

PREMIER RESEARCH INTERNATIONAL, LLC

By: /s/ B, Gallagher______________
Name:  B. Gallagher
Title:    Chief Development Officer

“PURCHASER”:

PREMIER RESEARCH ARIZONA, LLC

By: /s/ B. Gallagher
Name: B. Gallagher
Title:   Chief Development Officer

Acknowledged and Agreed as Aforesaid,
as of the date first written above.

PHC, INC. d/b/a PIONEER BEHAVIORAL HEALTH

By:/s/ Paula C. Wurts___________
Name: Paula C. Wurts
Title:   Chief Financial Officer

PHC, Inc.
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC

PIVOTAL RESEARCH CENTERS, INC.

By:/s/ Paula C. Wurts___________
Name: Paula C. Wurts
Title:   Chief Financial Officer

PIVOTAL RESEARCH CENTERS, LLC

By:/s/ Paula C. Wurts___________
Name: Paula C. Wurts
Title:   Chief Financial Officer

PHC, Inc.
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC

Schedule A

Excess Amount

[Please see attached.]

PHC, Inc.
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC

Schedule B

Additional Assumed Contracts

[Please see attached.]